Allegiant Q2 2015 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2015
FINANCIAL RESULTS
Second Quarter 2015 Fully Diluted Earnings per Share of $3.18

LAS VEGAS. July 29, 2015 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2015, as well as comparisons to prior year equivalents:

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited	2015	2014	Change	2015	2014	Change
Total operating revenue (millions)	$322.1	$290.5	10.9%	$651.3	$593.1	9.8%
Operating income (millions)	$92.8	$56.4	64.5%	$200.9	$113.7	76.7%
Operating margin	28.8%	19.4%	9.4pp	30.8%	19.2%	11.6pp
EBITDA (millions) *	$117.7	$76.4	54.1%	$250.2	$152.2	64.4%
EBITDA margin *	36.5%	26.3%	10.2pp	38.4%	25.7%	12.7pp
Net income (millions)	$54.3	$33.5	62.1%	$119.2	$67.7	76.1%
Diluted earnings per share	$3.18	$1.86	71.0%	$6.93	$3.72	86.3%
Return on capital employed **	14.8%	17.5%	(2.7)pp
* - see appendix for reconciliation of non-GAAP financial measures
** - see appendix for calculation

“We are very proud to report our 50th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “This is rare in our industry and demonstrates the flexibility of the company and the model through the extremes of the past dozen years. During this streak, we have seen macro disruptions in our economy including extremely high oil prices, significant financial disruptions, and a recession. Throughout these years, our model of maintaining low costs and the flexibility to react to this constantly changing landscape has been critical to our long term success. Just as important to our success has been the contribution of our team members. Their meaningful efforts have been the foundation of our success."

Allegiant Q2 2015 Earnings

Notable company highlights

•	Airbus aircraft - In April, purchased three additional Airbus aircraft to be placed in service in late 2015

•	Aircraft financing - Raised $26.5 million in debt secured by two A319 aircraft in June

•
Network growth - Second quarter scheduled ASMs grew by 17.4 percent; cities by 8.2 percent, routes by 16.7 percent. As of June 30, the company is selling 275 routes versus 230 routes during the same time period last year

•	Debt rating upgrade - In June, Standard & Poor's Rating Services raised Allegiant's corporate credit rating to BB from BB-

•	Reauthorization of share repurchase - In July, the Board of Directors authorized an increase in the share repurchase authority to $100 million

•	Share repurchase - Returned approximately $29 million to shareholders through the repurchase of 179,310 shares during the second quarter

•
Recurring dividend - In January 2015, the Board of Directors approved a recurring quarterly cash dividend of $0.25 per share. Shareholders of record as of May 20, 2015 were paid a total of $4.3 million on June 4, 2015

•	Increase to recurring dividend - In July, the Board of Directors approved an increase to the recurring quarterly cash dividend to $0.30 per share

Second quarter 2015 network trends

•	Airbus growth - 81 percent of second quarter scheduled service ASM growth was flown by Airbus aircraft

•	Airbus network - Airbus aircraft flew over 30 percent of the second quarter ASMs versus 22 percent a year ago

•	New route growth - New routes, routes that were not operated during the same period last year, accounted for 91 percent of the growth in the quarter

Third quarter 2015 revenue trends

•	TRASM guidance - Third quarter TRASM is expected to decrease between nine and seven percent versus the third quarter last year

•	New city growth - New cities, cities that have been in service for less than one year, are expected to be almost 17 percent of third quarter ASMs

•	Off peak flying - The number of seats flown on off peak days of the week account for almost 22 percent of the total in the third quarter versus 16 percent in the same quarter last year

•	Other impacts on TRASM - The September 11 fee, which went into effect in July of 2014, is expected to negatively impact third quarter TRASM by one percent

Allegiant Q2 2015 Earnings

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Scheduled Service:
Average fare - scheduled service	$76.77	$89.63	(14.3)%	$83.18	$94.50	(12.0)%
Average fare - ancillary air-related charges	$46.74	$40.65	15.0%	$46.98	$41.21	14.0%
Average fare - ancillary third party products	$4.52	$4.58	(1.3)%	$4.68	$4.88	(4.1)%
Average fare - total	$128.03	$134.86	(5.1)%	$134.84	$140.59	(4.1)%
Scheduled service passenger revenue per ASM (PRASM) (cents)	7.09	8.45	(16.1)%	7.61	8.60	(11.5)%
Total scheduled service revenue per ASM (TRASM) (cents)	11.82	12.71	(7.0)%	12.33	12.79	(3.6)%
Load factor	86.7%	89.5%	-2.8pp	87.4%	88.9%	-1.5pp
Passengers (millions)	2.4	2.1	15.0%	4.7	4.2	11.9%
Average passengers per scheduled departure	143	149	(4.0)%	144	148	(2.7)%
Average scheduled service stage length (miles)	912	924	(1.3)%	926	950	(2.5)%
ASMs = available seat miles
PRASM = scheduled passenger revenue per scheduled available seat mile
TRASM = (scheduled passenger revenue + ancillary air revenue + ancillary third party revenue) per scheduled available seat mile

Third party products performance

•
Rental car days - Second quarter rental car days increased 34.9 percent on a 15.0 percent increase in scheduled service passengers.  Car rental production drove a net car rental revenue increase of 28.1 percent versus the prior year

•
Hotel room nights - Second quarter hotel room night production decreased 9.6 percent in part due to a 2.2 percent decrease in Las Vegas passengers. In addition, weakness in the Canadian dollar has disproportionately affected hotel take rate versus other ancillary products. Notwithstanding, hotel room night production in Florida continues to improve as demonstrated by a 25.4 percent increase in room nights versus the prior year

	Three Months Ended June 30,			Six Months Ended June 30,
Supplemental Ancillary Revenue Information Unaudited	2015	2014	Change	2015	2014	Change
Gross ancillary revenue - third party products (millions)	$36.0	$32.4	11.2%	$73.3	$68.1	7.6%
Cost of goods sold (millions)	($24.7)	($22.2)	11.3%	($50.7)	($46.8)	8.1%
Transaction costs* (millions)	($0.3)	($0.5)	(38.4)%	($0.9)	($1.0)	(11.1)%
Ancillary revenue - third party products (millions)	$11.0	$9.7	13.7%	$21.8	$20.3	7.3%
As percent of gross ancillary revenue - third party products	30.5%	29.8%	0.7pp	29.7%	29.8%	(0.1)pp
As percent of income before taxes	12.7%	18.2%	(5.5)pp	11.6%	18.9%	(7.3)pp
Ancillary revenue - third party products/scheduled passenger	$4.52	$4.58	(1.3)%	$4.68	$4.88	(4.1)%

Hotel room nights (thousands)	123.4	136.5	(9.6)%	258.8	280.2	(7.6)%
Rental car days (thousands)	330.6	245.0	34.9%	634.1	526.3	20.5%
* - Includes payment expenses and travel agency commissions.

Allegiant Q2 2015 Earnings

Second quarter 2015 cost performance

•	CASM - For the quarter, total operating expense per ASM (CASM) decreased 16.6 percent year over year.

•
CASM ex fuel impact - Second quarter CASM ex fuel was down 1.4 percent and outperformed initial expectations due to a smaller than expected writedown in MD-80 assets and better unit cost performance in stations costs within the quarter. In addition our second quarter ex fuel results reflect a shift in engine overhaul expense into the third quarter

•
Aircraft fuel - Quarterly fuel expense decreased 24.3 percent driven by a 35.0 percent decrease in our price per gallon which was offset by a 16.4 percent increase in gallons consumed. Fuel efficiency, as defined as ASMs per gallon, was positively impacted by an increase in Airbus flying and slightly offset by a reduction in average stage length. Airbus aircraft flew an average of approximately 8.5 hours a day versus 5.1 hours a day on the MD-80 aircraft

•
Salary and benefits - Quarterly salary and benefits expense increased 13.3 percent versus the prior year primarily due to an increase of approximately 25 percent in flight crew FTEs to support increased flying. In addition, the company saw a meaningful increase in bonus accrual and as a result of the trailing twelve month operating margin exceeding 20 percent, the pilots' pay rates shifted to a higher pay band as of May 1, 2015. Moving to this pay band is the equivalent of a four to seven percent increase in their hourly rate

•
Station operations - Quarterly station operations expense increased by 21.4 percent versus the prior year as system departures increased by 20.3 percent. Stations expense on a per departure basis grew less than one percent versus the same period last year

•
Maintenance and repairs - Quarterly maintenance and repairs expense increased by 10.7 percent as the average fleet size grew 9.4 percent and the number of engine maintenance events increased to six from three last year

•
Depreciation and amortization - Quarterly depreciation and amortization expense increased 26.1 percent year over year due to a 9.4 percent increase in average number of aircraft in service and depreciation related to twelve owned A319 aircraft acquired in June 2014, currently on lease to a European carrier. Excluding the twelve A319s, which are non ASM producing, depreciation and amortization expense would have increased 17 percent which reflects the effect of inducting more expensive Airbus aircraft into revenue service

•	Other expense - Other expense increased by 37.7 percent due to expenses to support improvement and development of technology projects

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Total System*:
Operating expense per passenger	$93.12	$109.22	(14.7)%	$95.48	$113.69	(16.0)%
Operating expense per passenger, excluding fuel	$61.01	$60.47	0.9%	$63.97	$63.07	1.4%
Operating expense per ASM (CASM) (cents)	8.53	10.23	(16.6)%	8.64	10.26	(15.8)%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.58	5.66	(1.4)%	5.79	5.69	1.8%
Average block hours per aircraft per day	6.0	5.6	7.1%	6.0	5.8	3.4%
Average system stage length (miles)	896	912	(1.8)%	912	936	(2.6)%
* - Total system includes scheduled service, fixed-fee contract and non-revenue flying

Third quarter 2015 cost trends

•	CASM ex fuel - CASM ex fuel is expected to decrease between ten and eight percent compared to third quarter 2014

•	Salary and benefits expense - Expected to increase as a result of growth in FTEs to support scheduled service growth and moving the pilots into the higher pay band as detailed above

•
Maintenance and repairs expense - Expected to increase due to a higher number of expected engine overhauls versus last year and a shift in maintenance events from the second quarter to the third quarter

•	Depreciation and amortization expense - Expected to increase due to the growth of the Airbus A320 fleet

Allegiant Q2 2015 Earnings

Full year 2015 cost trends

•
CASM ex fuel - Full year CASM ex fuel is expected to decrease between thirteen and eleven percent. Excluding the fourth quarter 2014 non-cash impairment charge of $43.3 million, full year CASM ex fuel is expected to decrease between six and four percent

•	Maintenance and repairs expense per aircraft per month - Expected to be between $95 thousand and $105 thousand

•	Total ownership expense per aircraft per month - Total of depreciation expense and aircraft lease rental expense per aircraft per month is expected to be between $110 thousand and $115 thousand

Balance sheet highlights

•
Recurring dividend - Paid a quarterly cash dividend of $0.25 per share on June 4, 2015 to all shareholders of record as of May 20, 2015. The Company intends to pay a third quarter $0.30 dividend on September 4, 2015 to all shareholders of record as of August 20, 2015

•	Share repurchases - Share repurchases totaled approximately $29 million for the second quarter

•	Shareholder returns - As of June 30, cash returned to shareholders was over $135 million for 2015. $52 million was returned through dividends and $83 million through share repurchases

•
Capital expenditures - Five Airbus aircraft were purchased in the second quarter which drove the bulk of $68 million in CAPEX for the quarter. Three of the aircraft were announced in April, one A320 was announced in June 2014, and the final aircraft was one of the eight A319s originally committed under an operating lease structure which the company converted to a purchase agreement in June 2014. Full year CAPEX is expected to be approximately $290 million

•	Additional debt in the second quarter - In June 2015, the Company raised $26.5 million in debt secured by two A319 aircraft

Unaudited (millions)	6/30/2015	12/31/2014	Change
Unrestricted cash*	$414.9	$416.8	(0.5)%
Total debt	$627.6	$593.1	5.8%
Total Allegiant Travel Company stockholders’ equity	$326.2	$292.9	11.4%

	Six Months Ended June 30,
Unaudited (millions)	2015	2014	Change
Capital expenditures	$132.5	$257.0	(48.4)%
* - Unrestricted cash includes investments in marketable securities.

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Allegiant Q2 2015 Earnings

Guidance, subject to revision

	July 2015	3Q15
Estimated TRASM year-over-year change	(8) to (6)%	(9) to (7)%

Fixed fee and other revenue guidance		3Q15
Fixed fee and other revenue (millions)		$11 to $13

Capacity guidance
System	3Q15	4Q15	FY15
Departure year-over-year growth	23 to 27%	21 to 26%
ASM year-over-year growth	21 to 25%	21 to 26%	15 to 18%
Scheduled
Departure year-over-year growth	23 to 27%	21 to 26%
ASM year-over-year growth	21 to 25%	21 to 26%	15 to 18%

Cost guidance	3Q15		FY15
CASM ex fuel – year-over-year change	(10) to (8)%		(13) to (11)%
CASM ex fuel (excluding non-cash AC impairment charge) - year over year change			(6) to (4)%

CAPEX guidance			FY15
Capital expenditures (millions)			$290
 CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	2Q15	3Q15	YE15	YE16
MD-80 (166 seats)	53	52	52	50
757 (215 seats)	6	6	5	4
A319 (156 seats)	7	7	10	17
A320 (177 seats)	9	12	15	15
Total	75	77	82	86
Aircraft listed in table above include only in service aircraft and future aircraft under contract

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 29, 2015 to discuss its second quarter 2015 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2015 Earnings

Allegiant, Travel is our deal.®
Las Vegas-based Allegiant Travel Company® (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. Through its subsidiary, Allegiant Air, the company operates a low-cost, high-efficiency, all-jet passenger airline, and offers other travel-related products such as hotel rooms, rental cars, and attraction tickets through its website, allegiant.com. The company has been named one of America’s 100 Best Small Companies by Forbes Magazine for four consecutive years.  ALGT/G

Media Inquiries: Jessica Wheeler
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended June 30, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$186,311	$189,172	(1.5)
Ancillary revenue:
Air-related charges	113,432	85,781	32.2
Third party products	10,976	9,657	13.7
Total ancillary revenue	124,408	95,438	30.4
Fixed fee contract revenue	2,986	2,963	0.8
Other revenue	8,397	2,968	182.9
Total operating revenue	322,102	290,541	10.9
OPERATING EXPENSES:
Aircraft fuel	79,087	104,495	(24.3)
Salary and benefits	53,598	47,297	13.3
Station operations	24,462	20,157	21.4
Maintenance and repairs	23,727	21,427	10.7
Sales and marketing	5,753	6,653	(13.5)
Aircraft lease rentals	680	1,903	(64.3)
Depreciation and amortization	24,904	19,750	26.1
Other	17,135	12,446	37.7
Total operating expenses	229,346	234,128	(2.0)
OPERATING INCOME	92,756	56,413	64.4
As a percent of total operating revenue	28.8%	19.4%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(55)	(75)	(26.7)
Interest income	(542)	(234)	131.6
Interest expense	7,017	3,591	95.4
Total other expense	6,420	3,282	95.6
INCOME BEFORE INCOME TAXES	86,336	53,131	62.5
As a percent of total operating revenue	26.8%	18.3%
PROVISION FOR INCOME TAXES	31,997	19,764	61.9
NET INCOME	54,339	33,367	62.9
Net loss attributable to noncontrolling interest	—	(132)	NM*
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$54,339	$33,499	62.2
Earnings per share to common stockholders (1):
Basic	$3.19	$1.87	70.6
Diluted	$3.18	$1.86	71.0
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	16,954	17,777	(4.6)
Diluted	16,992	17,865	(4.9)
* - not meaningful

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended June 30,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,462,822	2,143,662	14.9
Revenue passenger miles (RPMs) (thousands)	2,307,065	2,030,638	13.6
Available seat miles (ASMs) (thousands)	2,690,457	2,289,201	17.5
Load factor	85.7%	88.7%	(3.0)
Operating revenue per ASM (RASM)** (cents)	11.97	12.69	(5.7)
Operating expense per ASM (CASM) (cents)	8.53	10.23	(16.6)
Fuel expense per ASM (cents)	2.95	4.56	(35.3)
Operating CASM, excluding fuel (cents)	5.58	5.66	(1.4)
Operating expense per passenger	$93.12	$109.22	(14.7)
Fuel expense per passenger	$32.11	$48.75	(34.1)
Operating expense per passenger, excluding fuel	$61.01	$60.47	0.9
ASMs per gallon of fuel	70.1	69.5	0.9
Departures	17,659	14,675	20.3
Block hours	40,919	34,466	18.7
Average stage length (miles)	896	912	(1.8)
Average number of operating aircraft during period	74.4	68.0	9.4
Average block hours per aircraft per day	6.0	5.6	7.1
Full-time equivalent employees at period end	2,557	2,241	14.1
Fuel gallons consumed (thousands)	38,361	32,944	16.4
Average fuel cost per gallon	$2.06	$3.17	(35.0)
Scheduled service statistics
Passengers	2,426,985	2,110,481	15.0
Revenue passenger miles (RPMs) (thousands)	2,279,600	2,002,546	13.8
Available seat miles (ASMs) (thousands)	2,628,205	2,238,546	17.4
Load factor	86.7%	89.5%	(2.8)
Departures	16,949	14,157	19.7
Average passengers per departure	143	149	(4.0)
Scheduled service seats per departure	167.6	168.8	(0.7)
Block hours	39,794	33,577	18.5
Yield (cents)	8.17	9.45	(13.5)
Scheduled service revenue per ASM (PRASM) (cents)	7.09	8.45	(16.1)
Total ancillary revenue per ASM** (cents)	4.73	4.26	11.0
Total scheduled service revenue per ASM (TRASM)** (cents)	11.82	12.71	(7.0)
Average fare - scheduled service	$76.77	$89.63	(14.3)
Average fare - ancillary air-related charges	$46.74	$40.65	15.0
Average fare - ancillary third party products	$4.52	$4.58	(1.3)
Average fare - total	$128.03	$134.86	(5.1)
Average stage length (miles)	912	924	(1.3)
Fuel gallons consumed (thousands)	37,379	32,159	16.2
Average fuel cost per gallon	$2.08	$3.20	(35.0)
Percent of sales through website during period	95.0%	93.2%	1.8

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of these measurements do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis

Allegiant Travel Company
Consolidated Statements of Income
Six months ended June 30, 2015 and 2014
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2015	2014	change
OPERATING REVENUE:
Scheduled service revenue	$386,840	$392,693	(1.5)
Ancillary revenue:
Air-related charges	218,501	171,235	27.6
Third party products	21,773	20,287	7.3
Total ancillary revenue	240,274	191,522	25.5
Fixed fee contract revenue	7,353	5,610	31.1
Other revenue	16,874	3,241	420.6
Total operating revenue	651,341	593,066	9.8
OPERATING EXPENSES:
Aircraft fuel	148,713	213,444	(30.3)
Salary and benefits	112,151	93,736	19.6
Station operations	48,314	42,390	14.0
Maintenance and repairs	45,119	42,028	7.4
Sales and marketing	12,854	14,461	(11.1)
Aircraft lease rentals	1,398	11,332	(87.7)
Depreciation and amortization	49,251	38,181	29.0
Other	32,687	23,808	37.3
Total operating expenses	450,487	479,380	(6.0)
OPERATING INCOME	200,854	113,686	76.7
As a percent of total operating revenue	30.8%	19.2%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(51)	(71)	(28.2)
Interest income	(647)	(439)	47.4
Interest expense	13,843	6,720	106.0
Total other expense	13,145	6,210	111.7
INCOME BEFORE INCOME TAXES	187,709	107,476	74.7
As a percent of total operating revenue	28.8%	18.1%
PROVISION FOR INCOME TAXES	68,548	40,034	71.2
NET INCOME	119,161	67,442	76.7
Net loss attributable to noncontrolling interest	(44)	(278)	(84.2)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$119,205	$67,720	76.0
Earnings per share to common stockholders (1):
Basic	$6.95	$3.74	85.8
Diluted	$6.93	$3.72	86.3
Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	17,073	17,971	(5.0)
Diluted	17,114	18,055	(5.2)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Six months ended June 30, 2015 and 2014
(Unaudited)

	Six Months Ended June 30,		Percent
	2015	2014	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,719,057	4,216,382	11.9
Revenue passenger miles (RPMs) (thousands)	4,498,533	4,112,138	9.4
Available seat miles (ASMs) (thousands)	5,216,488	4,670,340	11.7
Load factor	86.2%	88.0%	(1.8)
Operating revenue per ASM (RASM)** (cents)	12.49	12.70	(1.7)
Operating expense per ASM (CASM) (cents)	8.64	10.26	(15.8)
Fuel expense per ASM (cents)	2.85	4.57	(37.6)
Operating CASM, excluding fuel (cents)	5.79	5.69	1.8
Operating expense per passenger	$95.48	$113.69	(16.0)
Fuel expense per passenger	$31.51	$50.62	(37.8)
Operating expense per passenger, excluding fuel	$63.97	$63.07	1.4
ASMs per gallon of fuel	70.2	69.8	0.6
Departures	33,646	29,176	15.3
Block hours	79,652	70,814	12.5
Average stage length (miles)	912	936	(2.6)
Average number of operating aircraft during period	73.0	68.0	7.4
Average block hours per aircraft per day	6.0	5.8	3.4
Full-time equivalent employees at period end	2,557	2,241	14.1
Fuel gallons consumed (thousands)	74,363	66,945	11.1
Average fuel cost per gallon	$2.00	$3.19	(37.3)
Scheduled service statistics
Passengers	4,650,688	4,155,509	11.9
Revenue passenger miles (RPMs) (thousands)	4,443,218	4,061,734	9.4
Available seat miles (ASMs) (thousands)	5,085,910	4,566,481	11.4
Load factor	87.4%	88.9%	(1.5)
Departures	32,270	28,092	14.9
Average passengers per departure	144	148	(2.7)
Scheduled service seats per departure	167.8	168.6	(0.5)
Block hours	77,340	68,962	12.1
Yield (cents)	8.71	9.67	(9.9)
Scheduled service revenue per ASM (PRASM) (cents)	7.61	8.60	(11.5)
Total ancillary revenue per ASM** (cents)	4.72	4.19	12.6
Total scheduled service revenue per ASM (TRASM)** (cents)	12.33	12.79	(3.6)
Average fare - scheduled service	$83.18	$94.50	(12.0)
Average fare - ancillary air-related charges	$46.98	$41.21	14.0
Average fare - ancillary third party products	$4.68	$4.88	(4.1)
Average fare - total	$134.84	$140.59	(4.1)
Average stage length (miles)	926	950	(2.5)
Fuel gallons consumed (thousands)	72,379	65,366	10.7
Average fuel cost per gallon	$2.02	$3.22	(37.3)
Percent of sales through website during period	95.2%	93.7%	1.5

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of these measurements do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis

Allegiant Travel Company
Non-GAAP Presentations
Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as an indicator of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because the calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions and lease versus purchase decisions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of a non-GAAP financial measure in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income as indicated above, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of this non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of EBITDA may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of EBITDA to GAAP net income follows.

	Three Months Ended June 30,		Percent
(in thousands)	2015	2014	change
Net income attributable to Allegiant Travel Company	$54,339	$33,499	62.2%
Plus (minus)
Interest income	(542)	(234)	131.6%
Interest expense	7,017	3,591	95.4%
Provision for income taxes	31,997	19,764	61.9%
Depreciation and amortization	24,904	19,750	26.1%
EBITDA	$117,715	$76,370	54.1%

Total revenue	$322,102	$290,541	10.9%
EBITDA margin	36.5%	26.3%	10.2 pp

	Six Months Ended June 30,		Percent
(in thousands)	2015	2014	change
Net income attributable to Allegiant Travel Company	$119,205	$67,720	76.0%
Plus (minus)
Interest income	(647)	(439)	47.4%
Interest expense	13,843	6,720	106.0%
Provision for income taxes	68,548	40,034	71.2%
Depreciation and amortization	49,251	38,181	29.0%
EBITDA	$250,200	$152,216	64.4%

Total revenue	$651,341	$593,066	9.8%
EBITDA margin	38.4%	25.7%	12.7 pp

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended June 30,
Return on capital calculation (millions)	2015	2014
Net income attributable to Allegiant Travel Company	$138.1	$102.3
Income tax	79.3	61.1
Interest expense	28.3	11.7
Less interest income	(1.0)	(1.0)
	244.7	174.1

Interest income	1.0	1.0
Tax rate	36.5%	37.4%
Numerator	156.0	109.6

Total assets as of prior June 30	1,317.3	862.6
Less current liabilities as of prior June 30	315.4	247.5
Plus short term debt as of prior June 30	51.5	12.0
Denominator	1,053.4	627.1
Return on capital employed	14.8%	17.5%

To provide more transparency into operating expenses for the quarter, the company experienced the following non-cash expense items in the second quarters of 2015 and 2014.

Non-cash items (millions)	2Q15	2Q14
Stock based compensation	$1.2	$2.3
(Gain) loss - disposed assets	(1.2)	1.4
Total of selected non-cash items	$—	$3.7

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